debtor name and address	secured party name and address

PrimeSource Mortgage, Inc. of Texas	CBB, Inc.
1112 N. Main	3503 N. W. 63rd, Ste. 500
Roswell, NM 88201	Oklahoma City, OK 73116

TYPE:        Individual        Partnership   xx   Corporation        Limited Liability Company
State of Organization: Texas
       If checked, refer to addendum for additional Debtors and signatures

COMMERCIAL SECURITY AGREEMENT

The date of this Commercial Security Agreement (Agreement) is August 4, 2008.

SECURED DEBTS:  This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts and Debtor/Borrower owes to Secured Party:

       Specified Debts: The following debts and all extensions, renewals, refinancing, modifications, and replacements (describe):

  XX    All Debts:  All present and future debts, even if this Agreement is not referenced, the debts are also secured by other collateral or the future debt is unrelated to or of a different type than the current debt.  Nothing in this Agreement is a commitment to make future loans or advances.

Security Interest:  To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property.  “Property” includes all parts, accessories, and accessions to the Property, any original evidence of title or ownership, and all obligations that support the payment or performance of the Property.  “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property, any rights and claims arising from the Property, and any collections and distributions on account of the Property.  This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds to Debtor or Borrower.

Property Description.  The Property is described as follows:

  XX   Accounts and Other Rights to Payment:  All rights to payment whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned.  This includes any rights and interest (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

  XX   Instruments and Chattel Paper:  All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payments of a monetary obligation, and tangible and electronic chattel paper.
  XX   General Intangibles:  All general intangibles including, but not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor’s name.
           Documents:  All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.
           Government Payments and Programs:  All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance, and diversion payments, production flexibility contracts, and conservation reserve payments under preexisting, current, or future federal or state government program.

           Investment Property:  All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.
  XX   Deposit Accounts:  All deposit accounts including, but not limited to, demand, time savings, passbook and similar accounts.
  XX   Specific Property Description:  The Property includes, but is not limited by, the following (if required, provide real estate description):
all accounts, promissory notes, instruments and general intangibles now owned or hereafter acquired by the debtor, including all cash and non-cash proceeds from the collateral, including, but not limited to, proceeds in the form of promissory notes, chattel paper, instruments, general intangibles, and documents now existing or hereafter arising and any and all present or future distributions of every kind or character attributable to the collateral.

USE OF PROPERTY.  The Property will be used for business purposes.

SIGNATURES.  Debtor agrees to the terms on pages 3 through 5 of this Agreement and acknowledges receipt of a copy of this Agreement.

DEBTOR		SECURED PARTY

PrimeSource Mortgage, Inc.		CBB, Inc.
A Texas Corporation		A Oklahoma Corporation

By:	/s/ Jeffrey R. Smith	By:	/s/ Richard Carrington
	Jeffrey R. Smith, President		Richard Carrington, President

By:		By:	/s/ Jim Miller
Jim Miller, Exec. Vice President

GENERAL PROVISIONS.  Each Debtor’s obligations under this Agreement are independent of the obligations of any other Debtor.  Secured party may sue each Debtor individually or together with any other Debtor.  Secured Party may release any part of the Property and Debtor will remain obligated under this Agreement.  The duties and benefits of this Agreement will bind the successors and assigns of the Debtor and Secured Party.  No modification of this Agreement is effective unless made in writing and signed by Debtor and Secured Party.  Whenever used, the plural includes the singular and the singular includes the plural.  Time is of the essence.

APPLICABLE LAW.  This Agreement is governed by the laws of Oklahoma.  In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be the state in which Secured Party is located, unless otherwise required by law.  If any provision of this Agreement is unenforceable by law, the unenforceable provision will be severed and the remaining provisions will still be enforceable.

NAME AND LOCATION.  Debtor’s name indicated on Page 1 is Debtor’s exact legal name.  If Debtor is an individual, Debtor’s address is Debtor’s principal residence.  If Debtor is not an individual, Debtor’s address is the location of Debtor’s chief executive offices or sole place of business.  If Debtor is an entity organized and registered under state law, Debtor is provide Debtor’s state of registration on page 1.  Debtor will provide verification of registration and location upon Secured Party’s request.  Debtor will provide Secured Party with at least thirty (30) days notice prior to any changes in Debtor’s name, address, or state of organization or registration.

WARRANTIES AND REPRESENTATIONS.  Debtor has the right, authority and power to enter into this Agreement.  The execution and delivery of this Agreement will not violate any agreement governing Debtor or Debtor’s property, or to which Debtor is a party.  Debtor makes the following warranties and representations which continue as long as this Agreement is in effect:
(1)	Debtor is duly organized and validly existing in all jurisdictions in which Debtor does business;
(2)	The execution and performance of the terms of this Agreement have been duly authorized, have received all necessary governmental approval, and will not violate any provisions of law or order;
(3)	Other than previously disclosed to Secured Party, Debtor has not changed Debtor’s name or principal place of business within the last 10 years and has not used any other trade or fictitious name;
(4)	Debtor does not and will not use any other name without Secured Party’s prior written consent; and
(5)
Debtor owns all of the Property, and Secured Party’s claim to the Property is ahead of the claims of any other creditor, except as otherwise agreed and disclosed to Secured Party prior to any advance on the Secured Debts.  The Property has not been used for any purpose that would violate any laws or subject the Property to forfeiture or seizure.

DUTIES TOWARD PROPERTY.  Debtor will protect the Property and Secured Party’s interest against any competing claim.  Except as otherwise agreed, Debtor will provide and deliver the Property to Secured Party as required by the Loan Agreement executed between the parties and a Commercial Promissory Note executed by Debtor.  Debtor agrees to provide any and all documentation required to perfect and to complete the Property, and shall ensure proper execution of all documentation related thereto.  Debtor will not use the Property in violation of any law and will pay all taxes and assessments levied or assessed again the Property.  Secured Party has the right of reasonable access to inspect the Property, including the right to require Debtor to assemble and make the Property available to Secured Party.  Debtor will immediately notify Secured Party of any loss or damage to the Property.  Debtor will prepare and keep books, records and accounts about the Property and Debtor’s business to which Debtor will allow Secured Party reasonable access.  Debtor will not sell, offer to sell, license, lease or otherwise transfer or encumber the Property without Secured Party’s prior written consent.  Any disposition of the Property will violate the Secured Party’s rights.  If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Debtor will record Secured Party’s interest on the face of the chattel paper or instruments.  If the Property includes accounts, Debtor will not settle any account for less than the full value, dispose of the accounts by assignment, or make any material change in the terms of any account without Secured Party’s prior written consent.  Debtor will collect all accounts in the ordinary course of business, unless otherwise required by Secured Party.   Debtor will keep the proceeds of the accounts, and any goods returned to Debtor, in trust for Secured Party and will cont commingle the proceeds or returned goods with any of the Debtor’s other property.  Secured Party has the right to require account debtors to make payments on the accounts directly to Secured Party.  Debtor will deliver the accounts to reports, certificates, lists of account debtors (showing names, addresses, and amounts owing), invoices applicable to each account and any other data pertaining to the accounts as Secured Party requests.  Debtor will provide Secured Party with any notices, documents, financial statements, reports and other information relating to the Property Debtor receives as the owner of the Property.

INSURANCE.  Debtor agrees to keep the Property insured against risks reasonably associated with the Property until the Property is released from this Agreement.  Debtor will maintain this insurance in the amounts Secured Party requires.  Debtor may choose the insurance company, subject to Secured Party’s approval, which will not be unreasonably withheld.  Debtor will have the insurance provider name Secured Party as loss payee on the insurance policy.  Debtor will give Secured Party and the insurance provider immediate notice of any loss.  Secured party may apply the insurance proceeds to the Secured Debts.  Secured Party may require additional security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.  If Secured Party acquires the Property in damaged condition, Debtor’s rights to any insurance policies and proceeds will pass to Secured Party to the extent of the Secured Debts.  Debtor will immediately notify Secured Party of the cancellation or termination of insurance.  If Debtor fails to keep the Property insured, or fails to provide Secured Party with proof of insurance, Secured Party may obtain insurance to protect Secured Party’s interest in the Property.  The insurance may include coverages not originally required of Debtor, may be written by a company other than one Debtor would choose, and may be written at a higher rate than Debtor could obtain if Debtor purchased the insurance.

AUTHORITY TO PERFORM.  Debtor authorized Secured Party to do anything Secured Party deems reasonably necessary to protect the Property and Secured Party’s interest in the Property.  If Debtor fails to perform any of Debtor’s duties under this Agreement, Secured Party is authorized, without notice to Debtor, to perform the duties or cause them to be performed.  These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property.  Secured Party’s authority to perform for Debtor does not create an obligation to perform, and Secured Party’s failure to perform will not preclude Secured Party from exercising any other rights under the law or this Agreement.  If Secured Party performs for Debtor, Secured Party will use reasonable care.  Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property.  If Secured Party comes into possession of the Property, Secured Party will preserve and protect the Property to the extent required by law.  Secured Party’s duty of care with respect to the Property will be satisfied if Secured Party exercises reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.  Secured Party may enforce the obligation of an account debtor or other person obligated on the Property.  Secured Party may exercise Debtor’s rights with respect to the account debtor’s or other person’s obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secures such obligations.

PURCHASE MONEY SECURITY INTERST.  If the Property includes items purchased with the Secured Debts, the Property purchased with the Secured Debts will remain subject to Secured Party’s security interest until the Secured Debts are paid in full.  Payments on any non-purchase money loan also secured by this Agreement will not be applied to the purchase money loan.  Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the Purchase money Property was acquired.  If the purchase money Property was acquired at the same time, payments will be applied in the order Secured Party selects.  No security interest will be terminated by application of this formula.

DEFAULT:  Debtor will be in default if:
(1)	Debtor(or Borrower, if not the same) fails to make a payment in full when due;
(2)	Debtor fails to perform any conditions or keep any covenant on this or any debt agreement Debtor has with Secured Party;
(3)	A default occurs under the terms of an instrument or agreement evidencing or pertaining to the Secured Debts;
(4)
Anything else happens that either causes Secured Party to reasonably believe that Secured Party will have difficulty in collecting the Secured Debts or significantly impairs the value of the Property6.

REMEDIES.  After Debtor defaults, and after Secured Party gives any legally required notice and opportunity to cure the default, Secured Party may at Secured Party’s option do any one or more of the following;
(1)	Make all or any part of the Secured Debts immediately due and accrue interest at the highest post-maturity interest rate;
(2)	Require Debtor to gather the Property and make it available to Secured Party in a reasonable fashion;
(3)
Enter upon Debtor’s premises and take possession of all or any apart of Debtor’s property for purposes of preserving the Property or its value and use and operate Debtor’s property to protect Secured Party’s interest, all without payment or compensation to Debtor; and,

(4)	Use any remedy allowed by state or federal law, or provided in any agreement evidencing or pertaining to the Secured Debts.
If Secured Party repossesses the Property or enforce the obligations of an account debtor, Secured Party may keep or dispose of the Property as provided by law.  Secured Party will apply the proceeds of any collection or disposition first to Secured Party’s expenses of enforcement, which includes reasonable attorneys’ fees and legal expenses to the extent not prohibited by law, and then to the Secured Debts.  Debtor (or Borrower, if not the same) will be liable for the deficiency, if any.  By choosing any one or more of these remedies, Secured Party does not give up the right to use any other remedy.  Secured Party does not waive a default by not using a remedy.

WAIVER.  Debtor waives all claims for damages caused by Secured Party’s acts or omissions where Secured Party acts in good faith.

NOTICE AND ADDITIONAL DOCUMENTS.  Where notice is required, Debtor agrees that ten (10) days prior written notice will be reasonable notice to Debtor under the Uniform Commercial Code.  Notice to one party is notice to all parties.  Debtor agrees to sign, deliver, and file any additional documents and certifications Secured Party considers necessary6 to perfect, continue, or preserve Debtor’s obligations under this Agreement and to confirm Secured Party’s lien status on the Property.

business purpose statement

Borrower’s Name & Address	Lender’s Name & Address

PrimeSource Mortgage, Inc. of Texas	CBB, Inc.
1112 N. Main	3503 NW 63rd, Ste. 500
Roswell, NM 88201	Oklahoma City, OK 73116

I, Jeffrey R. Smith, as President of PrimeSource Mortgage, Inc. of Texas (“Borrower”) on behalf of Borrower, state as follows:

1.
The proceeds of the loan or other extension of credit, evidenced by Commercial Promissory Note dated                             in the principal amount of $1,000,000 and as may be advanced pursuant to the Commercial Loan Agreement between the parties, will be used in the following type of business:  FUNDING OF REAL ESTATE MORTAGES.

2.	The proceeds of the loan and/or other extensions of credit will be used primarily for agricultural, commercial, investment, or business purposes, the exact nature which is as follows: BUSINESS.
3.	The proceeds of the loan shall not be used for or applied to the purchase of or maintenance of real estate occupied by Borrower as Borrower’s residence without Lender’s prior written consent.
4.
Borrower is exercising and will continue to exercise actual control over the material decisions of the business concerning the use of funds and/or credit to be derived from the loan agreements between the Lender and the business.

5.
The loan is not secured by an assignment of wages, salaries or compensation for the services of Borrower nor by the household furniture or other goods of Borrower used for personal, family or household purposes.

6.	All statements made herein are true, correct and accurate.

notice

any person knowingly making a false statement on any application for a loan may be subject to a fine and imprisonment under the provisions of 18 u.s.c.a ss 1014 & 1344 and applicable state law.

Dated:	Signed:

Title:

borrow name and address	Number
PrimeSource Mortgage, Inc. of Texas	Amount
1112 N. Main
Roswell, NM 88201

lender name and address	Date
CBB, Inc.
3503 NW 63rd, Ste. 500
Oklahoma City, OK 73116

commercial promissory note

DATE.  The date of this Promissory Note (“Note”) is August 4, 2008.

GOVERNING AGREEMENT.  This Note is further governed by the Commercial Loan Agreement between Lender and Borrower dated August 4, 2008, as modified, amended or supplemented.  All definitions of the terms in the Commercial Loan Agreement apply to this Note as well.  Upon execution of this Note, Borrower represents that Borrower has reviewed and is in compliance with all Loan Documents and the Commercial Loan Agreement.

PROMISE TO PAY.  For value received, Borrower promises to pay Lender or Lender’s order, at Lender’s address, $1,000,000 (Principal).

Multiple Advances.  The Principal amount stated above is the maximum amount of Principal that Borrower may borrow under this Note.  On                            Borrower will receive $                   and future advances are contemplated.  The conditions for future advances are stated in the Commercial Loan Agreement.

INTEREST. Borrower agrees to pay interest on the outstanding Principal balance of this Note at a rate equivalent to the face rate of each individual Collateral Note securing this Commercial Promissory Note and the Commercial Loan Agreement.

MATURITY DATE.  This Note has a Maturity Date of December 31, ______.

PAYMENT. Borrower agrees to pay this Note as follows unless and until demand is made (if applicable): one payment of the unpaid principal balance plus accrued interest due and payable on or before                          .

All payments must be made in United States dollars.  Each payment Borrower makes on this Note will be applied first to any charges Borrower owes other than Principal and interest, then to interest that is due, and finally to Principal that is due.  If Lender and Borrower agree to a different application of payments, that application will be described on this Note.  The actual amount of Borrower’s final payment will depend upon Borrower’s payment record.

USE OF PROCEEDS.  BUSINESS: Mortgage Loan Funding.

WAIVERS AND CONSENT. Borrower waives protest, presentment for payment, demand, and notice of acceleration, intent to accelerate, and dishonor (if allowed by law).

ADDITIONAL TERMS.  All parties liable for payment hereunder agree to pay reasonable costs of collection, including an attorney’s fee of fifteen percent (15%) of all sums due upon default.

This Promissory Note is executed pursuant to and subject to the terms and conditions contained in the original Loan Agreement dated the 4th day of August, 2008, and all modifications and addendums thereto, by and between Borrower and Lender.

SIGNATURES.  By signing under seal, Borrower agrees to the terms contained in this Note.  Borrower also acknowledges receipt of a copy of this Note.

borrower:		lender:

PrimeSource Mortgage Inc. of Texas		CBB, Inc. an Oklahoma corporation

By:	/s/ Jeffrey R. Smith	By:	/s/ Richard Carrington
	President		President

		By:	/s/ Jim Miller
Executive Vice-President

borrow name and address	Number
PrimeSource Mortgage, Inc. of Texas	Amount
1112 N. Main
Roswell, NM 88201

lender name and address	Date	August 4, 2008
CBB, Inc.
3503 NW 63rd, Ste. 500
Oklahoma City, OK 73116

commercial loan agreement

LOAN STRUCTURE.  This Commercial Loan Agreement (Agreement) contemplates multiple single advance term Loans.  The principal balance will not exceed $1,000,000.  This Loan is for business purposes only and expressly for the short-term funding of residential mortgage loans originated by Borrower.

REQUESTS FOR ADVANCES.  Borrower authorizes Lender to honor a request for an advance from Borrower or any person authorized by Borrower.  The requests for an advance must be in writing, by telephone, or any other manner agreed upon by Borrower and Lender, and must specify the requested amount and date and be accompanied with any agreements, documents and instruments that Lender requires for the Loan.  Lender will make same day advances, on any day that Lender is open for business, when the request is received before 3:00 o’clock p.m. C.S.T. (Advance Cut-Off Time).  Lender will disburse the advance to Borrower’s designated escrow agents.

COLLATERAL.  Borrower acknowledges that each advance of funds made by Lender pursuant to this agreement is to be secured by a promissory note (the “Collateral Note”), mortgage and related loan documents executed by Borrower’s customer.  Borrower shall provide and deliver a properly executed Collateral Note to Lender, properly endorsed in blank, within three business days of the funding of any advance.  The remainder of the collateral package related to each Collateral Note must be delivered and provided to Lender within a reasonable time, and must also be properly executed as Lender may require.

FINANCIAL INFORMATION.  Borrower will prepare and maintain Borrower’s financial records using consistently applied generally accepted accounting principles then in effect.  Upon request by Lender, and at Lender’s sole discretion, Borrower will provide Lender with financial information annually if requested by Lender in a form acceptable to Lender.  Financial records that Lender is entitled to request include Borrower’s financial statements, tax returns, annual internal audit reports or those prepared by independent accountants within 60 (sixty) days after the close of each fiscal year.  Any annual financial statements that Borrower provides will be compiled statements.

SIGNATURES.  By signing under seal, Borrower agrees to the terms contained in this Agreement, inclusive of all provisions contained herein on pages 1 through 4.   Borrower also acknowledges receipt of a copy of this Agreement.

borrower:		lender:

PrimeSource Mortgage Inc. of Texas		CBB, Inc. an Oklahoma corporation

By:	/s/ Jeffrey R. Smith	By:	/s/ Richard Carrington
	President		President

		By:	/s/ Jim Miller
Executive Vice-President

DEFINTIONS.  In this Agreement, the following terms have the following meanings.

Accounting Terms.  Accounting terms that are not specifically defined will have their customary meanings under consistently applied generally accepted accounting principles.
Loan.  Loan refers to all advances made under the terms of this Agreement.
Loan Documents.  Loan Documents include this Agreement and all documents prepared pursuant to the terms of this Agreement including all present and future promissory notes (Notes), security instruments, guarantees, and supporting documentation as modified, amended or supplemented.
Property.  Property is any collateral, real, personal or intangible, that secures Borrower’s performance of the obligations of this Agreement.
Advances. To the extent permitted by law, Borrower will indemnify Lender and hold Lender harmless for reliance on any request for advance that Lender reasonably believes to be genuine.  Lender’s records are conclusive evidence as to the number and amount of advances and the Loan’s unpaid principal and interest.  If any advance results in an overadvance when the total amount of the Loan exceeds the principal balance, Borrower will pay the overadvance, as requested by the Lender.  Regarding Borrower’s demand deposit account(s) with Lender, Lender may at its option, consider presentation for payment of a check or other charge exceeding available funds as a request for an advance under this Agreement.  Any such payment by Lender will constitute an advance on the Loan.
Conditions.  Borrower will satisfy all of the following conditions before Lender will make any advances under this Agreement.  If this Agreement provides for discretionary advances, satisfaction of these conditions does not commit Lender to making advances.
No Default.  There has not been a default under the Loan Documents nor would a default result from making the advance.
Information. Borrower has provided all required documents, information, certifications and warranties, all property executed on forms acceptable to Lender.
Inspections.  Borrower has accommodated, to Lender’s satisfaction, all inspections.
Conditions and Covenants.  Borrower has performed and complied with all conditions required for an advance and all covenants in the Loan Documents.
Warranties and Representations.  The warranties and representation contained in this Agreement are true and correct at the time of making the advance.
Financial Statements.   Borrower’s most recently delivered financial statements and reports are current, complete, true and accurate in all material respect and fairly represent Borrower’s financial condition.
Bankruptcy Proceedings.  No proceeding under the United States Bankruptcy Code has been commenced by or against Borrower or any of Borrower’s affiliates.
WARRANTIES AND REPRESENATIONS. Borrower makes these warranties and representations which will continue as long as this Agreement is in effect.
Power.  Borrower is duly organized, validly existing and is in good standing in all jurisdictions in which Borrower operates.  Borrower has the power and authority to enter into this transaction and to carry on its business or activity as it is now being conducted.  All persons who are required by applicable law and the governing documents of Borrower have executed and delivered to Lender this Agreement and other Loan Documents.

Authority.  The execution, delivery and performance of this Agreement and the obligation evidence by the Loan Documents are within Borrower’s duly authorized powers, has received all necessary governmental approval, will not violate any provisions of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or Borrower’s property is subject.
Name and Place of Business.  Other than previously disclosed in writing to Lender, Borrower has not changed its name or principal place of business within the last ten years and has not used any other trade or fictitious name.  Without Lender’s prior written consent, Borrower will not use any other name and will preserve Borrower’s existing name, trade names and franchise.
No Other Liens.  Borrower owns or leases all property that is required for its business and except as disclosed, the property is free and clear of all liens, security interests, encumbrances and other adverse interests.
Compliance with Laws.  Borrower is not violating any laws, regulations, rules, orders, judgments or decree applicable to Borrower or its property, except as disclosed to Lender.
Financial Statements.  Borrower represents and warrants that all financial statements Borrower provides fairly represent Borrower’s financial condition for the stated periods are current, completed, true and accurate in all material respects, including all direct or contingent liabilities, and that there has been no material adverse change in Borrower’s financial condition, operations or business since the date the financial information was prepared.
Covenants.  Until the Loan and all related debts, liabilities and obligations under the Loan Documents are paid and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.
Inspection and Disclosure. Borrower will allow Lender or its agents to enter any of Borrower’s premises during mutually agreed upon times, to do the following: (1) inspect, audit, review and obtain copies from Borrower’s books, records, orders, receipts, and other business related data; (2) discuss Borrower’s finances and business with anyone who claims to be Borrower’s creditor; (3) inspect Borrower’s Property, audit for the use and disposition of the Property’s proceeds; or do whatever Lender decides is necessary to preserve and protect the Property and Lender’s interest in the Property.  As long as this Agreement is in e3ffect, Borrower will direct all of Borrower’s accountants and auditors to permit Lender to examine and make copies of Borrower’s records in their possession, and to disclose to Lender any other information that they know about Borrower’s financial condition and business operations.  Lender may provide Lender’s regulator with required information about Borrower’s financial condition, operation and business or that of Borrower’s parent, subsidiaries or affiliates.
Business Requirements.  Borrower will preserve and maintain its present existence and good standing in jurisdictions where Borrower is organized and operates.  Borrower will continue its business or activities as presently conducted by obtaining licenses, permits and bonds where needed.  Borrower will obtain Lender’s prior written consent before ceasing business or engaging in any line of business that is materially different from its present business.
Compliance with Laws.  Borrower will not violate any laws, regulations, rules orders, judgments or decrees applicable to Borrower or Borrower’s property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should Borrower lose.  On requires, Borrower will provide Lender with written evidence that Borrower has fully and timely paid taxes, assessments and other governmental charges levied or imposed on Borrower and its income, profits and property.  Borrower will adequately provide for the payment of taxes, assessments and other charges that have accrued but are not yet due and payable.

New Organizations.  Borrower will obtain Lender’s written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of the assets of another; or materially changing legal structure, management, ownership or financial conditions.
Other Liabilities. Borrower will not incur, assume or permit any debt evidence by notes, bonds or similar obligations except debt in existence on the date of this Agreement and fully disclosed to Lender; debt subordinated in payment to Lender on terms acceptable to Lender; accounts payable incurred in the ordinary course of business and paid under customary trade terms or contested in good faith with reserves satisfactory to Lender; or as otherwise agreed to by Lender.
Notice.  Borrower will promptly notify Lender of any material change in financial condition, a default under the Loan Documents, or a default under any agreement with a third party which materially and adversely affects Borrower’s property, operations, or financial condition.
Dispose of No Assets.  Without Lender’s prior written consent, Borrower will not sell, lease, assign or otherwise distribute all or substantially all of its assets.
Insurance.  Borrower will obtain and maintain insurance with insurers in amount and coverages that are acceptable to Lender and customary with industry practice.  This may include without limitation credit insurance, insurance policies for public liability, fire, hazard and extended risk, workers compensation, and at Lender’s request, business interruption and/or rent loss insurance.  Borrower may obtain insurance from anyone Borrower wants that is acceptable to Lender.  Borrower’s choice of insurance provider will not affect the credit decision or interest rate.  At Lender’s request, Borrower will deliver to Lender certified copies of all of those insurance policies, binders or certificates.  Borrower will obtain and maintain a mortgage or loss payee endorsement for Lender when these endorsements are available.  Borrower will require all insurance policies to provide at least 10 days prior written notice to Lender of cancellation or modification.  Borrower consents to Lender using or disclosing information relative to any contract of insurance required for the Loan for the purpose of replacing this insurance.  Borrower also authorizes its insurer and Lender to exchange all relevant information related to any contract of insurance executed as required by any Loan Documents.
Default.  If the Loan is payable on demand, Lender may demand payment at any time whether or not any of the following events have occurred.  Borrower will be in default if any one or more of the following occur. (1) Borrower fails to make a payment in full when due; (2) Borrower makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower’s liabilities exceed its assets or Borrower is unable to pay debts as they become due; or Borrower petitions for protection under any bankruptcy, insolvency or debtor relief laws, or it the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time.  (3) Borrower fails to perfo9rm any condition or to keep any promise or covenant on this Agreement or any debt or agreement Borrower has with Lender; (4) A default occurs under the terms of any instrument evidencing or pertaining to this Agreement. (5)Failure to provide a Collateral Note or other collateral as required herein. (6) Anything else happens that either significantly impairs the value of the Property or causes Lender to reasonably believe that Lender will have difficulty collecting the Loan.
Remedies.  After Borrower defaults, and after Lender gives any legally required notice and opportunity to cure, Lender may at its option use any and all remedies Lender has under state and federal law or in any of the Loan Documents, including but not limited to, terminating any commitment or obligation to make additional advances or making all or any part of the amount owing immediately due.  Lender may setoff any amount due to payable under the terms of the Loan against Borrower’s right to receive money from Lender, unless prohibited by applicable law, except as otherwise required by law, by choosing any one or more of those remedies Lender does not give up Lender’s right to use any other remedy.  Lender does not waive a default if Lender chooses not to use a remedy, and may later use any remedies if the default continues or occurs again.

Collection Expenses and Attorneys’ Fees.  To the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement and protection of Lender’s rights and remedies under this Agreement.  Expenses include, but are not limited to, reasonable attorneys’ fees including attorney fees as permitted by the United States Bankruptcy Code, court costs and other legal expenses.  These expenses will bear interest from the date of payment until paid in full at the contract interest rate then in effect for the Loan.
General Provisions.  This Agreement is governed by the laws of the jurisdiction where Lender is located, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.
Joint and Individual Liability and Successors.  Each Borrower individually has the duty of fully performing the obligations on the Loan.  Lender can sue all or any of the Borrowers upon breach of performance.  The duties and benefits of this Loan will bind and benefit the successors and assigns of Borrower and Lender.
Amendment, Integration and Severability.  The Loan Documents may not be amended or modified by oral agreement.  Borrower agrees that any party signing this Agreement as Borrower is authorized to modify the terms of the Loan Documents.  Borrower agrees that Lender may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions, or future advances.  The Loan Documents are the complete and final expression of the understanding between the Borrower and Lender.  If any provision of the Loan Documents is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable.
Waivers and Consent.  Borrower, to the extent permitted by law, consents to certain actions Lender may take and generally waives defenses that may be available based on these actions or based on the status of a party to the Loan.  Lender may renew or extend payments on the Loan.  Lender may release any borrower, endorser, guarantor, surety or any other cosigner.  Lender may release, substitute, or impair any Property securing the Loan.  Lender’s course of dealing or Lender’s forbearance from, or delay in the exercise of any of Lender’s rights, remedies, privileges, or right to insist upon Borrower’s strict performance of any provisions contained in the Loan Documents, will not be construed as a waiver by Lender, unless the waiver is in writing and signed by Lender.  Lender may participate or syndicate the Loan and share any information that Lender decides is necessary about Borrower and the Loan with other participants.
Interpretation.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are note to be used to interpret or define the terms of this Agreement.  Unless otherwise indicated, the terms of this Agreement shall be construed in accordance with the Uniform Commercial Code.
Notice.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in this Agreement, or to any other address designated in writing.  Notice to one party will be deemed to be notice to all parties.  Time is of the essence.